Legg Mason Partners Lifestyle Series, Inc.:

Legg Mason Partners Lifestyle Allocation 85%
Legg Mason Partners Lifestyle Allocation 70%
Legg Mason Partners Lifestyle Allocation 50
Legg Mason Partners Lifestyle Allocation 30%
Legg Mason Partners Lifestyle Income Fund

Results of a Special Meeting of Shareholders on a Company
Level

On December 11, 2006, a Special Meeting of Shareholders was held to elect Board Members. The following table provides the number of votes cast for or withheld, as well as the number of abstentions as to the matter voted on at the Special Meeting of Shareholders.

Election of Board Members?

Nominees	Votes For	Authority Withheld
Abstentions

Paul R Ades		91,703,284.605	2,112,343.302
	0.000
Andrew L. Breech	91,746,141.458	2,069,486.449
	0.000
Dwight B. Crane	91,638,924.764	2,176,703.143
	0.000
Robert M. Frayn, Jr.	91,629,080.458	2,186,547.449
	0.000
Frank G. Hubbard	91,605,558.105	2,210,069.802
	0.000
Howard J. Johnson	91,647,712.243	2,167,915.664
	0.000
David E. Maryatt	91,646,455.141	2,169,172.766
	0.000
Jerome H. Miller	91,707,641.943	2,107,985.964
	0.000
Ken Miller		91,775,467.386	2,040,160.521
	0.000
John J. Murphy	91,696,255.910	2,119,371.997
	0.000
Thomas T. Schlafly	91,788,519.209	2,027,108.698
	0.000
Jerry A. Viscione 	91,732,218.902	2,083,409.005
	0.000
R. Jay Gerken, CFA	91,646,127.605	2,169,500.302
	0.000

?Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.





Results of a Special Meeting of Shareholders on a Fund Level

On December 11, 2006, a Special Meeting of
Shareholders was held to Revise Fundamental
Investment Policies of the Funds. The
following tables provide the number of
votes cast
for or against, as well as the number of abstentions as to the matter voted on at the Special Meeting of Shareholders.

Revise Fundamental Investment Policies

Legg Mason Partners Lifestyle Allocation 85%

Items Voted On	Votes For Votes Against Abstentions
Broker Non-Votes

Borrowing Money
14,777,949.502	376,241.508	433,811.791
179,635.000
Underwriting
14,810,255.244	330,717.526	447,030.031
	179,635.000
Lending
14,789,405.705	358,255.886	440,341.210
179,635.000
Issuing Senior Securities
14,810,190.435	316,466.400	461,345.966
179,635.000
Real Estate
14,820,144.692	315,468.647	452,389.462
179,635.000
Commodities
14,789,118.499	347,053.853	451,830.449
179,635.000
Converting Investment
Objective from Fundamental
to Non-Fundamental
14,713,537.336	395,717.746	478,747.719
179,635.000



Legg Mason Partners Lifestyle Allocation 70%

Items Voted On	Votes For  VotesAgainst	Abstentions
Broker Non-Votes

Borrowing Money
18,438,163.064	542,064.273	432,380.266
194,266.000
Underwriting
18,452,014.225	522,912.580	437,680.798
194,266.000
Lending
18,432,650.218	559,863.856	420,093.529
194,266.000
Issuing Senior Securities
18,513,668.542	480,507.455	418,431.606
194,266.000
Real Estate
18,494,357.903	498,032.338	420,217.362
194,266.000
Commodities
18,447,377.332	518,553.603	446,676.668
194,266.000
Converting Investment
Objective from Fundamental
to Non-Fundamental
18,401,922.209	 591,683.408	419,001.986
194,266.000

Legg Mason Partners Lifestyle Allocation 50%

Items Voted On	Votes For Votes Against	Abstentions
Broker Non-Votes

Borrowing Money
13,782,984.169	338,630.907	301,035.561
205,333.000
Underwriting
13,823,395.119	286,984.578	312,270.940
205,333.000
Lending
13,838,738.575	291,956.620	291,955.442
205,333.000
Issuing Senior Securities
13,836,035.196	302,911.100	283,704.341
205,333.000
Real Estate
13,804,744.327	309,391.435	308,514.875
205,333.000
Commodities
13,789,278.274	330,832.683	302,539.680
205,333.000
Converting Investment
Objective from Fundamental
to Non-Fundamental
13,754,287.173	360,026.899	308,336.565
205,333.000



Legg Mason Partners Variable Lifestyle Allocation 30%

Items Voted On	Votes For Votes Against	Abstentions
Broker Non-Votes

Borrowing Money
4,952,667.767	51,085.659	130,493.436
105,778.000
Underwriting
4,937,110.297	46,847.519	150,289.046
105,778.000
Lending
4,940,880.539	62,326.277	131,040.046
105,778.000
Issuing Senior Securities
4,936,626.733	63,061.137	134,558.992
105,778.000
Real Estate
4,930,030.150	48,435.666	135,781.046
105,778.000
Commodities
4,922,155.204	75,165.666	136,925.992
105,778.000
Converting Investment
Objective from Fundamental
to Non-Fundamental
4,901,356.736	67,819.659	165,070.467
105,778.000

Legg Mason Partners Income Fund

Items Voted On	Votes For Votes Against	Abstentions
Broker Non-Votes

Borrowing Money
2,516,323.623	27,435.387	32,402.650
23,648.000
Underwriting
2,525,061.749	18,697.261	32,402.650
23,648.000
Lending
2,531,987.970	20,227.387	23,946.303
23,648.000
Issuing Senior Securities
2,523,286.726	21,333.261	31,541.673
23,648.000
Real Estate
2,524,806.096	27,357.261	23,998.303
23,648.000
Commodities
2,515,801.087	28,766.900	31,593.673
23,648.000
Converting Investment
Objective from Fundamental
to Non-Fundamental
2,486,609.390	37,613.046
51,939.224
23,648.000